                          Exhibit 99.1

FOR FURTHER INFORMATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Tina M. Farrington
Chief Financial Officer	Executive Vice President
260-427-7150	260-427-7155
rick.sawyer@towerbank.net	tina.farrington@towerbank.net

TOWER FINANCIAL CORPORATION REPORTS RECORD ANNUAL

INCOME OF $8.1 MILLION AND ANNOUNCES DIVIDEND

FORT WAYNE, INDIANA – FEBRUARY 4, 2014 – Tower Financial Corporation (NASDAQ: TOFC) reported net income of $2.4 million or $0.52 per diluted share for the fourth quarter of 2013, compared with net income of $1.7 million, or $0.36 per diluted share, reported for the fourth quarter of 2012. Year to date earnings for calendar year 2013 were $8.1 million, or $1.73 per diluted share, compared to $5.7 million, or $1.18 per diluted share, for the calendar year 2012.

Our highlights include:

●	Our 2013 earnings of $8.1 million are the highest amount in our history. This represents a 41.2 percent increase from our 2012 earnings of $5.7 million.

●	Fourth quarter 2013 earnings of $2.4 million represent an increase of 40.4 percent from the fourth quarter 2012 and 16.5 percent from the third quarter of 2013.

●

Our trust and brokerage annual fee income was the highest in our history at $4.5 million, a 16.3 percent increase from 2012. Assets under management were $742.7 million at December 31, 2013, an increase of $70.4 million or 10.5 percent from December 31, 2012.

●	Asset quality continues its improvement, as our classified assets ratio was 25.7 percent as of December 31, 2013 compared to 32.2 percent at September 30, 2013 and 44.8 percent at December 31, 2012.

●

Our board declared a dividend of $0.08 per share to be paid on March 4, 2014 to all shareholders of record as of February 18, 2014. Total dividends paid since we reinstated dividends in August 2012 are $1.24 per common share.

Mike Cahill, President and Chief Executive Officer of Tower Financial Corporation stated, “We believe these record numbers are a reflection of the talent of our team members who have worked tirelessly to make Tower successful. The last three years have resulted in the highest net incomes in our company’s fourteen years of existence. 2013 is by far the highest annual net income in our history.

Asset Quality

Our nonperforming assets were $12.9 million, or 1.89 percent of total assets compared to $9.9 million at September 30, 2013 and $18.8 million at December 31, 2012. We had net recoveries for the fourth quarter of $360,000, or 0.31 percent of average loans outstanding compared to net charge-offs of $134,000, or 0.12 percent of average loans outstanding for the third quarter 2013 and $451,000, or 0.39 percent of average loans outstanding for the fourth quarter 2012. During the fourth quarter of 2013, our loan loss provision resulted in a benefit of $1.2 million compared to a benefit in the amount of $850,000 for the third quarter of 2013 and an expense in the amount of $200,000 for the fourth quarter of 2012.

The current and historical breakdown of our non-performing assets is as follows:

($000's omitted)	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12
Non-Accrual loans
Commercial	$8,642	$4,269	$5,792	$7,758	$8,897
Acquisition & Development	778	1,123	2,064	3,912	2,789
Commercial Real Estate	385	734	738	749	753
Residential Real Estate	443	444	2,190	2,124	2,447
Home Equity	204	192	194	82	82
Total Non-accrual loans	10,452	6,762	10,978	14,625	14,968
Trouble-debt restructured (TDR) *	-	-	-	446	1,645
OREO & Other impaired assets	2,298	2,402	1,759	1,922	2,038
Delinquencies greater than 90 days	138	743	559	133	110
Impaired Securities	-	-	-	-	-

Total Non-Performing Assets	$12,888	$9,907	$13,296	$17,126	$18,761

Allowance for Loan Losses (ALLL)	$5,715	$6,808	$7,792	$7,664	$8,289

ALLL / Non-accrual loans	54.7%	100.7%	71.0%	52.4%	55.4%

* Non-performing TDR's

The $3.0 million increase in nonperforming assets during the fourth quarter of 2013 relates to two commercial loans to the same borrower in the amount of $4.3 million that were taken to non-accrual status. This loan has been on our substandard loan list in previous quarters with a specific reserve put in place for any potential loan losses. The move to non-accrual status did not cause any changes to the specific reserve.

When a loan has deteriorated to the point that it is classified as impaired and/or placed on nonaccrual status, a specific reserve or charge-off is recommended utilizing one of three impairment measurement methods (present value of expected cash flows, fair value of the collateral or observable market price). A charge-off will be taken in the place of a specific reserve at the point when facts and recent events support a reliable estimate of the extent and probability of loss. During the fourth quarter, a $4.3 million commercial loan relationship deemed impaired in previous quarters further deteriorated in the final quarter of 2013 to nonaccrual status.  As a result of this movement, our ALLL to nonaccrual ratio dropped to 56.6 percent in the fourth quarter.  Of the $10.5 million loans in nonaccrual status, we have already experienced approximately $400,000 of charge-offs.

Our classified assets, defined as substandard, non-accrual loans, impaired investments, and OREO, decreased by $3.6 million during the fourth quarter to $23.0 million at December 31, 2013 compared to $26.6 million at September 30, 2013 and $35.9 million at December 31, 2012. Our classified assets were 25.7 percent of tier 1 capital plus ALLL (classified assets ratio) as of December 31, 2013 compared to 32.2 percent at September 30, 2013.

Our total “watch list” loans were $27.1 million compared to $30.0 million at September 30, 2013 and $39.4 million at December 31, 2012. Watch list loans now comprise 5.95 percent of the total loan portfolio. The watch list comprises all non “pass” rated credits. The following table presents the watch list by risk category:

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Watch	$951	$1,695	$7,294	$1,871	$1,232
Special mention	5,013	4,848	10,690	4,641	5,493
Total non-classified loans	5,964	6,543	17,984	6,512	6,725

Substandard	10,084	17,304	15,119	13,645	18,293
Doubtful/Loss*	9,888	6,200	10,599	14,418	14,393
Total classified loans	19,972	23,504	25,718	28,063	32,686

Total watch list loans	$25,936	$30,047	$43,702	$34,575	$39,411

Watchlist loan/total loans	5.69%	6.65%	9.96%	7.86%	8.75%

Total classified assets	$23,029	$26,625	$28,641	$30,931	$35,894
*All loans in this risk rating are non-accrual.

The allowance for loan losses was $5.7 million at December 31, 2013 compared to $6.8 million at September 30, 2013 and $8.3 million at December 31, 2012. Impacting the allowance during the quarter were net recoveries of $360,000 and a loan loss benefit of $1.2 million. The allowance for loan losses was 1.25 percent of total loans at December 31, 2013. This was a decrease from 1.51 percent at September 30, 2013 and from 1.84 percent at December 31, 2012. The allowance for loan losses was 54.7 percent of non-accrual loans as of December 31, 2013 compared to 100.7 percent at September 30, 2013.

Balance Sheet

Our assets were $690.6 million at December 31, 2013, an increase of $6.6 million, or 1.0 percent, from December 31, 2012. The increase is primarily the result of an increase in total loans of $5.3 million, an increase in cash and short-term investments of $27.5 million and the purchase of additional bank owned life insurance policies for $2.8 million, offset by a decrease in long-term investments of $30.6 million

Our total loans were $455.8 million at December 31, 2013. This was a $5.3 million increase from $450.5 million at December 31, 2012 and a $4.3 million increase from $451.5 million at September 30, 2013. The $5.3 million increase in total loans from December 31, 2012 was the result of an increase in commercial loans of $28.0 million, offset by decreases in commercial real estate loans, residential real estate loans, home equity loans, and consumer loans of $10.6 million, $6.0 million, $4.4 million, and $1.7 million, respectively.

Our investment securities at December 31, 2013 were $143.8 million, a decrease of $30.6 million from December 31, 2012. Investment securities comprise 20.8 percent of total assets. Due to our pending merger transaction with Old National Bank, we sold off $41.8 million in investment securities during the fourth quarter. We recognized a net gain on these sales of $872,000. The sales were completed in order to realize gains and to increase our liquidity heading into the merger transaction. The gains helped offset approximately $500,000 of merger related expenses incurred during the third and fourth quarters of 2013.

Our total deposits increased $37.4 million, or 6.7 percent, to $598.4 million at December 31, 2013 compared to $561.0 million at December 31, 2012. Health Savings Accounts (“HSAs”) continue to be the primary driver of deposit growth with an increase of $15.6 million from December 31, 2012. We also experienced growth of $10.1 million in our money market saving accounts, $4.3 million in interest-bearing checking accounts, and $3.9 million in savings accounts.

Our borrowings were $23.0 million at December 31, 2013 and were comprised of $17.5 million in trust preferred debt and $5.5 million in a fixed rate term borrowing from the Federal Home Loan Bank of Indianapolis (“FHLBI”). This represents a decrease of $31.9 million from our borrowings at the FHLBI at December 31, 2012, as we utilized excess cash from investment sales and deposit growth to reduce our borrowings.

Our shareholders' equity was $63.3 million at December 31, 2013, a decrease of 0.8 percent from the $63.7 million reported at December 31, 2012. The primary reason for the decrease was a decrease in the unrealized gains, net of tax, on our investment portfolio in the amount of $5.4 million from December 31, 2012. This decrease relates primarily to market value fluctuations in our fixed rate municipal bond investments as a result of an increase in long-term interest rates. Additionally, we paid four quarterly dividends totaling $0.30 per common share, or $1.4 million, one special dividend of $0.25 per common share, or $1.2 million, and used $862,000 of capital to repurchase 70,000 shares of our common stock at average price of $12.32 per share during the first quarter of 2013. Offsetting the decreases in shareholders’ equity was net income of $8.1 million. Currently, we have 4,680,551 common shares outstanding. Tangible book value at December 31, 2013 was $13.52 per common share, an increase of 0.5 percent from the $13.46 reported at December 31, 2012.

Income Statement

Our total revenue, consisting of net interest income and noninterest income, was $8.3 million for the fourth quarter of 2013 compared to $7.3 million for the third quarter of 2013 and $7.6 million for the fourth quarter of 2012. The $1.0 million increase from the prior quarter was primarily due to $872,000 in gains on sales of investment securities during the quarter.

Net interest income increased $91,000 from the third quarter of 2013 due to an increase of five basis points in our net interest margin to 3.51 percent. Earning assets remained relatively flat quarter over quarter. Average loans grew by $16.1 million, but were offset by sales on investment securities.

Noninterest income was $3.1 million for the fourth quarter of 2013, compared to $2.2 million for the third quarter of 2013 and $2.2 million for the fourth quarter of 2012. The primary factor for the large increase was $872,000 of gains on sales of investment securities that occurred during the fourth quarter 2013 compared to $73,000 of gains in the fourth quarter of 2012 and no gains during the third quarter of 2013. Trust and brokerage fees grew to $1.2 million for the fourth quarter of 2013, an increase from the $1.1 million and $962,000 posted for the third quarter 2013 and fourth quarter 2012 respectively. The remainder of the fee income categories remained basically unchanged during the fourth quarter.

Noninterest expenses were $5.9 million for the fourth quarter of 2013 compared to $5.3 million for the third quarter of 2013 and $5.6 million for the fourth quarter of 2012. The $535,000 increase from the third quarter was primarily due to a $386,000 increase in our OREO expense and a $133,000 increase in employment expenses. The main cause of the change in our OREO expense was that we recorded a $264,000 gain from the sale of a property during the third quarter, and incurred $122,000 of expenses during the fourth quarter. Employment expenses increased primarily due to an increase in profit sharing, as our annual results were better than expected causing an increase in the liability at December 31, 2013. We incurred $229,000 of expenses during the fourth quarter related to the pending merger transaction with Old National Bancorp, compared to $279,000 incurred during the third quarter 2013.

Information on Pending Merger

In connection with a pending merger between Tower Financial Corporation (“TOFC”) and Old National Bancorp (“ONB”), ONB has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, which was declared effective by the SEC on December 19, 2013, and includes TOFC’s Proxy Statement and a Prospectus of ONB, and each of TOFC and ONB have filed and will file other documents with respect to the proposed merger. A definitive Proxy Statement/Prospectus was mailed to shareholders of TOFC on or about December 19, 2013. Shareholders are urged to read the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about TOFC and ONB, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may also obtain these documents, free of charge, by accessing ONB’s website at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from TOFC’s website at www.towerbank.net under the tab “Investor Relations” and then under the heading “SEC Filings.”

TOFC and ONB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TOFC in connection with the proposed merger. Information about the directors and executive officers of TOFC is set forth in the proxy statement for TOFC’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 28, 2013. Information about the directors and executive officers of ONB is set forth in the proxy statement for ONB’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 15, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

ABOUT THE COMPANY

Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with one subsidiary; Tower Bank & Trust Company (Tower Bank), a community bank headquartered in Fort Wayne. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Bank has a wholly-owned subsidiary, Tower Trust Company, which is a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Bank also markets under the HSA Authority brand, which provides Health Savings Accounts to clients in 50 states. Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at www.towerbank.net

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that, by their nature, are predictive and are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about our company.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, speak only as of this date, and involve risks and uncertainties related to our banking business, to general business and economic conditions that may affect our business, and to consummation of the pending merger between TOFC and ONB, any or all of which may cause actual results to turn out differently. More detailed information about such risks and uncertainties may be found in our most recent Annual Report on Form 10-K, or, if applicable, in subsequently filed Quarterly Reports on Forms 10-Q, under the captions “Forward-Looking Statements” and “Risk Factors,” which we file from time to time with the SEC, as well as in the definitive Proxy Statement/Prospectus mailed to TOFC’s shareholders on or about December 19, 2013 and any amendments or supplements to the definitive Proxy Statement/Prospectus under similar captions. These reports are available on the SEC’s website at www.sec.gov, as well as on our website at www.towerbank.net.

Tower Financial Corporation

Consolidated Balance Sheets

At December 31, 2013 and 2012

	(unaudited)
	December 31 2013	December 31 2012
ASSETS
Cash and due from banks	$37,682,577	$11,958,507
Short-term investments and interest-earning deposits	1,435,203	159,866
Federal funds sold	3,050,740	2,727,928
Total cash and cash equivalents	42,168,520	14,846,301

Interest bearing deposits	603,684	457,000
Trading Securities, at fair value	252,876	-
Securities available for sale, at fair value	143,553,908	174,383,499
FHLBI and FRB stock	3,807,700	3,807,700
Loans Held for Sale	2,169,067	4,933,299

Loans	455,795,160	450,465,610
Allowance for loan losses	(5,715,120)	(8,288,644)
Net loans	450,080,040	442,176,966

Premises and equipment, net	8,575,985	8,904,214
Accrued interest receivable	2,685,762	2,564,503
Bank owned life insurance (BOLI)	21,066,198	17,672,783
Other real estate owned (OREO)	2,154,813	1,908,010
Prepaid FDIC insurance	-	925,337
Other assets	13,434,923	11,393,469

Total assets	$690,553,476	$683,973,081

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$110,715,005	$108,147,229
Interest-bearing	487,684,684	452,860,109
Total deposits	598,399,689	561,007,338

Short-term borrowings	-	9,093,652
Federal Home Loan Bank advances	5,500,000	28,300,000
Junior subordinated debt	17,527,000	17,527,000
Accrued interest payable	103,942	107,943
Other liabilities	5,771,693	4,191,237
Total liabilities	627,302,324	620,227,170

STOCKHOLDERS' EQUITY
Common stock and paid-in-capital, no par value, 6,000,000 shares authorized; 4,957,401 and 4,941,994 shares issued at December 31, 2013 and and December 31, 2012; and 4,680,551 and 4,735,144 shares outstanding at December 31, 2013 and December 31, 2012, respectively	45,038,581	44,834,605
Retained earnings	23,421,087	17,880,539
Accumulated other comprehensive income (loss), net of tax of ($889,568) at December 31, 2013 and $1,880,433 at December 31, 2012	(1,726,808)	3,650,253
Treasury stock, at cost, 276,850 and 206,850 shares at December 31, 2013 and December 31, 2012, respectively	(3,481,708)	(2,619,486)
Total stockholders' equity	63,251,152	63,745,911

Total liabilities and stockholders' equity	$690,553,476	$683,973,081

Tower Financial Corporation

Consolidated Statements of Operations

For the three and twelve months ended December 31, 2013 and 2012

	(unaudited)		(unaudited)
	For the Three Months Ended December 31		For the Twelve Months ended December 31
	2013	2012	2013	2012
Interest income:
Loans, including fees	$4,800,181	$5,299,343	$19,362,002	$22,063,567
Securities - taxable	356,411	371,044	1,216,294	1,837,958
Securities - tax exempt	745,821	561,244	2,873,877	2,027,131
Other interest income	10,869	9,026	22,907	45,559
Total interest income	5,913,282	6,240,657	23,475,080	25,974,215
Interest expense:
Deposits	576,325	640,929	2,370,512	3,157,522
Fed Funds Purchased	-	132	3	388
FHLB advances	20,049	43,602	108,578	160,836
Trust preferred securities	78,688	84,466	319,963	451,265
Total interest expense	675,062	769,129	2,799,056	3,770,011

Net interest income	5,238,220	5,471,528	20,676,024	22,204,204
Provision for loan losses	(1,150,000)	200,000	(1,975,000)	2,493,000

Net interest income after provision for loan losses	6,388,220	5,271,528	22,651,024	19,711,204

Noninterest income:
Trust and brokerage fees	1,224,958	961,721	4,451,684	3,828,291
Service charges	270,634	261,658	1,106,527	1,090,028
Mortgage banking income	183,253	396,346	1,075,461	1,478,486
Gain/(Loss) on sale of securities	872,318	73,289	1,313,714	149,098
Net debit card interchange income	186,697	161,631	821,995	725,564
Bank owned life insurance income	169,535	146,353	643,415	587,925
Impairment on AFS securities	-	(688)	-	(688)
Other fees	170,958	170,026	849,471	655,210
Total noninterest income	3,078,353	2,170,336	10,262,267	8,513,914

Noninterest expense:
Salaries and benefits	3,293,919	2,827,700	12,294,446	11,342,508
Occupancy and equipment	633,056	707,018	2,509,501	2,598,996
Marketing	126,725	176,386	522,035	483,573
Data processing	412,586	452,775	1,660,192	1,444,309
Loan and professional costs	520,803	478,396	1,829,721	1,497,000
Office supplies and postage	41,104	42,200	169,380	202,565
Courier service	51,277	56,505	214,810	232,179
Business Development	174,508	191,817	571,175	522,964
Communication Expense	44,908	49,666	181,681	217,901
FDIC Insurance Premiums	126,363	143,061	511,373	664,770
OREO Expenses	121,898	192,168	(121,533)	641,190
Other expense	303,218	257,489	1,137,592	1,020,558
Total noninterest expense	5,850,365	5,575,181	21,480,373	20,868,513

Income/(loss) before income taxes/(benefit)	3,616,208	1,866,683	11,432,918	7,356,605
Income taxes expense/(benefit)	1,188,261	137,869	3,321,879	1,612,439

Net income/(loss)	$2,427,947	$1,728,814	$8,111,039	$5,744,166
Less: Preferred Stock Dividends	-	-	-	-
Net income/(loss) available to common shareholders	$2,427,947	$1,728,814	$8,111,039	$4,015,350

Basic earnings/(loss) per common share	$0.52	$0.36	$1.73	$1.18
Diluted earnings/(loss) per common share	$0.52	$0.36	$1.73	$1.18
Average common shares outstanding	4,675,147	4,855,557	4,677,897	4,859,155
Average common shares and dilutive potential common shares outstanding	4,675,545	4,855,557	4,682,890	4,859,155

Total Shares outstanding at end of period	4,680,551	4,735,144	4,680,551	4,735,144
Dividends declared per common share	$0.080	$0.555	$0.550	$0.610

Tower Financial Corporation

Consolidated Financial Highlights

(unaudited)

	Quarterly									Year-To-Date
($ in thousands except for share data)	4th Qtr 2013	3rd Qtr 2013	2nd Qtr 2013	1st Qtr 2013	4th Qtr 2012	3rd Qtr 2012	2nd Qtr 2012	1st Qtr 2012	4th Qtr 2011	2013	2012

EARNINGS
Net interest income	$5,238	5,147	5,205	5,086	5,472	5,615	5,706	5,412	5,707	20,676	22,205
Provision for loan loss	$(1,150)	(850)	300	(275)	200	618	925	750	975	(1,975)	2,493
NonInterest income	$3,078	2,176	2,311	2,697	2,170	2,202	2,126	2,016	2,059	10,262	8,514
NonInterest expense	$5,850	5,315	5,088	5,227	5,575	5,019	5,025	5,249	5,826	21,480	20,868
Net income/(loss)	$2,428	2,084	1,599	2,000	1,729	1,563	1,365	1,088	3,422	8,111	5,745
Basic earnings per share	$0.52	0.45	0.34	0.43	0.36	0.32	0.28	0.22	0.71	1.73	1.18
Diluted earnings per share	$0.52	0.45	0.34	0.43	0.36	0.32	0.28	0.22	0.71	1.73	1.18
Average shares outstanding	4,675,147	4,672,496	4,667,807	4,696,432	4,855,557	4,874,660	4,853,136	4,853,136	4,853,645	4,677,897	4,859,155
Average diluted shares outstanding	4,675,545	4,672,673	4,668,104	4,696,432	4,855,557	4,874,660	4,853,136	4,853,136	4,853,645	4,682,890	4,859,155

PERFORMANCE RATIOS
Return on average assets *	1.37%	1.20%	0.94%	1.19%	1.01%	0.96%	0.84%	0.65%	2.02%	1.18%	0.87%
Return on average common equity *	15.40%	13.64%	10.04%	12.75%	10.24%	9.43%	8.53%	6.92%	23.22%	12.94%	8.80%
Net interest margin (fully-tax equivalent) *	3.51%	3.46%	3.52%	3.49%	3.65%	3.87%	3.98%	3.76%	3.90%	3.50%	3.81%
Efficiency ratio	70.35%	72.58%	67.70%	67.16%	72.95%	64.21%	64.16%	70.67%	75.02%	69.43%	67.93%
Full-time equivalent employees	151.00	165.25	166.25	155.00	155.25	154.50	157.00	158.00	151.00	151.00	155.25

CAPITAL
Equity to assets	9.16%	8.83%	9.03%	9.35%	9.32%	10.34%	9.97%	9.76%	8.86%	9.16%	9.32%
Regulatory leverage ratio	11.47%	11.39%	11.47%	11.25%	11.18%	12.00%	11.71%	11.13%	10.97%	11.47%	11.18%
Tier 1 capital ratio	15.29%	14.76%	15.14%	15.04%	14.65%	15.20%	14.87%	14.74%	13.91%	15.29%	14.65%
Total risk-based capital ratio	16.38%	16.01%	16.39%	16.29%	15.90%	16.46%	16.13%	15.99%	15.16%	16.38%	15.90%
Book value per share	$13.51	13.27	13.16	13.60	13.46	13.77	13.38	13.06	12.79	13.51	13.46
Cash dividend per share	$0.080	0.330	0.070	0.070	0.555	0.055	0.000	0.000	0.000	0.550	0.610

ASSET QUALITY
Net charge-offs	$(360)	134	172	350	451	1,111	1,001	1,050	1,632	296	3,613
Net charge-offs to average loans *	-0.31%	0.12%	0.16%	0.32%	0.39%	0.95%	0.86%	0.91%	1.38%	0.07%	0.78%
Allowance for loan losses	$5,919	6,808	7,792	7,664	8,289	8,539	9,032	9,108	9,408	5,919	8,289
Allowance for loan losses to total loans	1.30%	1.51%	1.78%	1.74%	1.84%	1.86%	1.95%	1.99%	2.03%	1.30%	1.84%
Other real estate owned (OREO)	$2,248	2,352	1,709	1,833	1,908	2,245	2,562	2,878	3,129	2,248	1,908
Non-accrual Loans	$10,452	6,762	10,978	14,625	14,968	12,083	13,275	14,375	8,682	10,452	14,968
90+ Day delinquencies	$138	743	559	133	110	913	472	902	2,007	138	110
Restructured Loans	$781	3,437	4,531	4,254	4,683	4,242	3,692	1,802	1,805	781	4,683
Total Nonperforming Loans	10,590	7,505	11,537	15,204	16,723	14,553	14,107	15,277	12,494	10,590	16,723
Impaired Securities (Market Value)	-	-	-	-	-	317	307	314	331	-	0
Other Impaired Assets	51	51	51	88	130	130	-	-	-	51	130
Total Nonperforming Assets	12,888	9,907	13,296	17,125	18,761	17,245	16,976	18,469	15,954	12,888	18,761
NPLs to Total loans	2.32%	1.66%	2.63%	3.45%	3.71%	3.18%	3.04%	3.34%	2.70%	2.32%	3.71%
NPAs (w/o 90+) to Total assets	1.85%	1.31%	1.87%	2.50%	2.73%	2.51%	2.53%	2.71%	1.99%	1.85%	2.73%
NPAs+90 to Total assets	1.87%	1.41%	1.95%	2.52%	2.74%	2.66%	2.61%	2.84%	2.28%	1.87%	2.74%

END OF PERIOD BALANCES
Total assets	$690,553	701,875	680,941	679,069	683,973	649,466	651,239	649,343	700,681	690,553	683,973
Total earning assets	$610,668	647,170	631,099	632,185	636,935	607,484	601,014	601,190	606,888	610,668	636,935
Total loans	$455,795	451,516	438,565	440,075	450,466	457,865	463,833	457,260	462,561	455,795	450,466
Total deposits	$598,400	590,236	581,591	585,277	561,007	530,278	551,486	552,191	602,037	598,400	561,007
Stockholders' equity	$63,251	61,991	61,507	63,468	63,746	67,140	64,934	63,374	62,097	63,251	63,746

AVERAGE BALANCES
Total assets	$703,384	688,776	679,649	680,645	678,885	647,999	650,713	671,686	671,384	688,114	662,321
Total earning assets	$634,618	634,003	634,611	631,674	628,333	603,004	603,119	605,429	606,775	633,727	609,971
Total loans	$454,436	438,312	439,076	438,959	454,925	464,046	464,802	462,661	467,932	442,696	461,609
Total deposits	$608,195	589,039	575,801	581,480	565,105	544,142	550,441	572,134	576,898	588,629	557,956
Stockholders' equity	$62,552	60,602	63,867	63,640	67,168	65,927	64,180	63,021	58,468	62,665	65,074

* annualized for quarterly data